UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 15, 2015

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of December 15, 2015, the Board of Directors (the “Board”) of SM Energy Company (the “Company”) authorized the amendment and restatement of the Company’s Bylaws (as amended and restated, the “Amended and Restated Bylaws”). The revisions to the Amended and Restated Bylaws modified the timely notice requirements for shareholder proposals for persons to be elected to the Board of Directors and proposal of other business to not earlier than 120 days and not later than 90 days prior to the first anniversary of the immediately preceding annual meeting of shareholders. In addition, the Amended and Restated Bylaws added Section 15(i), which authorizes the Board to establish a record date for any matter to be considered by written consent of the Company’s shareholders.

The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is furnished as part of this report:
	Exhibit 3.1	Amended and Restated Bylaws of SM Energy Company, effective as of December 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	December 21, 2015	By:	/s/ DAVID W. COPELAND
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary